As filed with the Securities and Exchange Commission on May 11, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dominion Homes, Inc.

(Exact name of registrant as specified in its charter)

Ohio	31-1393233
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5000 Tuttle Crossing Boulevard, Dublin, Ohio	43016-5555
(Address of Principal Executive Offices)	(Zip Code)

Dominion Homes, Inc.

Amended and Restated 2003 Stock Option and Incentive Equity Plan

(Full title of the plan)

Douglas G. Borror

c/o Dominion Homes, Inc.

5000 Tuttle Crossing Boulevard

Dublin, Ohio 43016-5555

(Name and address of agent for service)

(614) 356-5000

(Telephone number, including area code, of agent for service)

Copies to:

Michael A. Cline, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-5416	Christine A. Murry, Esq. Vice President, Corporate Counsel and Secretary Dominion Homes, Inc. 5000 Tuttle Crossing Boulevard Dublin, Ohio 43016-555 (614)356-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares, without par value	750,000 shares	$10.51	$7,882,500	$843.43

(1)	This Registration Statement registers an additional 750,000 Common Shares of the Registrant to be offered and sold under the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan, as amended (the “Plan”). This Registration Statement shall also cover any additional Common Shares of the Registrant which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding Common Shares of the Registrant.

(2)	Estimated solely for the purpose of this offering pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of the average of the high and low sales prices of the Common Shares of the Registrant, as reported on the Nasdaq National Market, on May 9, 2006 (a date within five business day prior to filing).

REGISTRATION OF ADDITIONAL SECURITIES

INTRODUCTORY STATEMENT UNDER

GENERAL INSTRUCTION (E) OF FORM S-8

The shares being registered by this Registration Statement constitute an additional 750,000 Common Shares, without par value, of the Registrant available for issuance under the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan, as amended (the “Plan”). As a result of an amendment to the Plan, which was approved by the Registrant’s shareholders on May 10, 2006, the number of Common Shares authorized for issuance under the Plan has been increased from 500,000 to 1,250,000. On May 6, 2003, the Registrant registered 500,000 Common Shares for issuance under the Plan by a Registration Statement on Form S-8 (Registration Statement No. 333-105028). Pursuant to General Instruction (E) of Form S-8, with respect to the registration of additional securities hereunder for issuance under the Plan, the contents of the Registrant’s Registration Statement No. 333-105028 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	The portions of the Registrant’s Proxy Statement for the May 10, 2006 Annual Meeting of Shareholders that were incorporated by reference in the Registrant’s Form 10-K for the fiscal year ended December 31, 2005;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006;

(d)	The Registrant’s Current Reports on Forms 8-K filed on January 13, 2006, January 17, 2006, February 13, 2006, February 14, 2006, February 28, 2006, March 2, 2006, March 3, 2006, March 16, 2006, March 24, 2006, March 30, 2006, April 4, 2006, April 10, 2006 and May 9, 2006; and

(e)	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A filed on January 21,

1994 (File No. 0-23270), as amended by the Pre-Effective Amendment on Form 8-A/A filed on March 2, 1994, together with Post-Effective Amendment No. 2 on Form 8-A/A filed on April 30, 2003, and including any other amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Common Shares of the Registrant.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any Current Report on Form 8-K that is furnished to the Commission is not deemed incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit
4.1	Instruments Defining the Rights of Security Holders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 0-23270), together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(e).

5*	Opinion and Consent of Vorys, Sater, Seymour and Pease LLP

23.1*	Consent of Pricewaterhouse Coopers LLP

23.2*	Consent of Vorys, Sater, Seymour and Pease LLP (Included in Exhibit 5).

24*	Power of Attorney (Included in the signature page to this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 11th day of May, 2006.

DOMINION HOMES, INC.

By:	/s/ Douglas G. Borror
Douglas G. Borror, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. Cornely and Christine A. Murry, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on May 11, 2006.

Signature	Title

/s/ Donald A. Borror Donald A. Borror	Chairman Emeritus and Director

/s/ Douglas G. Borror Douglas G. Borror	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jeffrey A. Croft Jeffrey A. Croft	President and Chief Operating Officer

/s/ William G. Cornely William G. Cornely	Senior Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ David S. Borror David S. Borror	Executive Vice President and Director

/s/ R. Andrew Johnson R. Andrew Johnson	Director

/s/ Carl A. Nelson, Jr. Carl. A. Nelson, Jr.	Director

/s/ Robert R. McMaster Robert R. McMaster	Director

David P. Blom	Director

/s/ Zuheir Sofia Zuheir Sofia	Director

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1	Instruments Defining the Rights of Security Holders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 0-23270), together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(e).

5*	Opinion and Consent of Vorys, Sater, Seymour and Pease LLP

23.1*	Consent of Pricewaterhouse Coopers LLP

23.2*	Consent of Vorys, Sater, Seymour and Pease LLP (Included in Exhibit 5).

24*	Power of Attorney (Included in the signature page to this Registration Statement).

*	Filed herewith.